UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 1, 2011 (October 26, 2011)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street
New York, New York 10036
(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 26, 2011, CIT Group Inc. (“CIT”) amended its existing $2.125 billion total return swap facility between CIT Financial Ltd. (“CFL”) and Goldman Sachs International (“GSI”) in order to provide greater flexibility for certain assets to be funded under the facility. The size of the existing CFL facility was reduced to $1.5 billion, and the $625 million formerly available under the existing CFL facility was transferred to a new total return swap facility between GSI and CIT TRS Funding B.V. (“BV”), a wholly-owned subsidiary of CIT. For reference, certain documents containing the principal terms and provisions governing the existing CFL facility were attached as Exhibit 10.34 to CIT’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2008 and as Exhibit 10.1 to CIT’s Current Report on Form 8-K/A, which were filed with the United States Securities and Exchange Commission (the “Commission”) on August 11, 2008 and May 13, 2010, respectively.

The terms of the $1.5 billion CFL facility are documented under a 1992 ISDA Master Agreement between CFL and GSI (including an Amended and Restated Schedule and a Credit Support Annex) and a Second Amended and Restated Confirmation between CFL and GSI.

The terms of the $625 million BV facility are documented under a 1992 ISDA Master Agreement between BV and GSI (including a Schedule and a Credit Support Annex) and a Confirmation between BV and GSI. The terms of the BV facility mirror those of the CFL facility in all material respects. Certain minor amendments were made to the CFL facility to ensure consistency between the two facilities.

There are no fees payable to GSI or any of its affiliates on the facilities as a result of the above-described amendments. The amendments do not increase or decrease CIT’s exposure or change advance rates or economic terms under the existing facility. The combined aggregate amount financed at any one time under the facilities will not exceed $2.125 billion. As before, subject to concentration limits, the securities included in the facilities may be backed by commercial loans, equipment contracts, FFELP student loans, aircraft or rail leases, private student loans or certain other assets.

Copies of certain documents containing the principal terms and provisions governing the new facilities are attached hereto as Exhibit 99.1 through Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed or furnished herewith:

99.1	Confirmation; Credit Support Annex and ISDA Master Agreement Schedule, each dated October 26, 2011 and between CIT TRS Funding B.V. and Goldman Sachs International.*
99.2	Second Amended and Restated Confirmation and Amended and Restated ISDA Master Agreement Schedule, each dated October 26, 2011 and between CIT Financial Ltd. and Goldman Sachs International.*
99.3	Credit Support Annex, dated June 6, 2008 and between CIT Financial Ltd. (incorporated by reference to Exhibit 10.34 to Form 10-Q filed August 11, 2008).

* Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Scott T. Parker

Scott T. Parker Executive Vice President & Chief Financial Officer

Dated:   November 1, 2011